Exhibit 99.1

FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES FIRST QUARTER EARNINGS

Honesdale, Pennsylvania—April 18, 2022

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank, announced record earnings of $7,128,000 for the three months ended March 31, 2022, an increase of 28.6% from the $5,542,000 earned during the corresponding period of 2021. The increase includes a $1,200,000 decrease in the provision for loan losses and a $1,349,000 increase in other income. Earnings per share on a fully diluted basis were $0.87 for the three-month period ended March 31, 2022, compared to $0.67 in the three-month period ended March 31, 2021. The annualized return on average assets was 1.39% in the first quarter of 2022 and the annualized return on average equity was 14.22%, compared to 1.18% and 11.39%, respectively, in the first quarter of 2021.

Total assets were $2.078 billion as of March 31, 2022, an increase of $67.9 million compared to March 31, 2021. As of March 31, 2022, loans totaled $1.372 billion, with deposits of $1.782 billion and stockholders’ equity of $186.8 million.

Net interest income on a fully taxable equivalent basis (fte), was $16,283,000 during the three months ended March 31, 2022, which is $302,000 higher than the comparable three-month period of 2021. A $193.4 million increase in average securities available for sale over the corresponding period in 2021 contributed to the increased interest income. During the three-months ended March 31, 2022, the fte yield on interest-earning assets decreased thirty-six basis points compared to the three months ended March 31, 2021, while the cost of funds decreased twelve basis points. As a result, the annualized net interest spread (fte) decreased to 3.22% from 3.46% in the quarter ended March 31, 2022 compared to the corresponding three-month period in 2021. A $378,000 reduction in loan origination fees recognized on Paycheck Protection Program (“PPP”) loans compared to the three months ended March 31, 2021, contributed to the reduced net interest spread (fte).

Other income totaled $3,338,000 for the three months ended March 31, 2022, compared to $1,992,000 during the corresponding period of last year. The increase is due primarily to $875,000 of income recognized on previously acquired purchased impaired loans that were carried at a discount, and a $427,000 gain on the sale of a property carried in Foreclosed Real Estate Owned. All other categories of other income increased $44,000, net.

Operating expenses totaled $10,157,000 in the three months ended March 31, 2022, and were $705,000, or 7.5%, higher than the $9,452,000 recorded in the same period of last year.

Mr. Critelli stated, “Our first quarter results provide a good start for 2022 and exceed our budget level. Total loans increased 7.7% annually during the quarter after excluding the impact of loan forgiveness related to PPP loans. Our total deposits increased 5.7% annually during the quarter, our core operating expenses remain well-controlled, and our capital base remains above “Well-Capitalized” targets. Additionally, our credit quality metrics continued to improve during the first quarter, which we believe should benefit future results. We appreciate the opportunity to serve our Wayne Bank customers and our customers at the Bank of the Finger Lakes and Bank of Cooperstown locations. We continue to look for opportunities available to us as we service our growing base of stockholders and customers”.

Norwood Financial Corp is the parent company of Wayne Bank, which operates from fourteen offices throughout Northeastern Pennsylvania and sixteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. The Company’s stock trades on the Nasdaq Global Market under the symbol “NWFL”.

Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in federal and state laws, changes in interest rates, the risks and uncertainty posed by, and the effect and impact of, the COVID-19 pandemic on the economy and the Company’s results of operations and financial condition, the ability to continue to grow our core business, the ability to have success in the future, the ability to improve our credit quality metrics and benefit future results, the ability to control costs and expenses, demand for real estate, government fiscal and trade policies, cybersecurity and general economic conditions. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references interest income and net interest income on a fully taxable equivalent basis (fte), which are non-GAAP (Generally Accepted Accounting Principles) financial measures. Fully tax-equivalent net interest income is derived from GAAP interest income and net interest income using an assumed tax rate of 21%. We believe the presentation of interest income and net interest income on a fully taxable equivalent basis ensures comparability of interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

The following table reconciles net interest income to net interest income on a fully taxable equivalent basis:

(dollars in thousands)	Three months ended March 31,
	2022	2021
Net interest income	$16,101	$15,776
Tax equivalent basis adjustment using 21% marginal tax rate	182	205

Net interest income on a fully taxable equivalent basis	$16,283	$15,981

This release also references average tangible equity, which is also a non-GAAP financial measure. Average tangible equity is calculated by deducting average goodwill and other intangible assets from average stockholders’ equity. The Company believes that disclosure of tangible equity ratios enhances investor understanding of our financial position and improves the comparability of our financial data.

The following reconciles average equity to average tangible equity:

(dollars in thousands)	Three months ended March 31,
	2022	2021
Average equity	$203,260	$197,243
Average goodwill and other intangibles	(29,656)	(29,798)

Average tangible equity	$173,604	$167,445

Contact: William S. Lance

Executive Vice President &

Chief Financial Officer

Norwood Financial Corp

570-253-8505

www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

(unaudited)

	March 31
	2022	2021
ASSETS
Cash and due from banks	$22,394	$20,364
Interest-bearing deposits with banks	143,632	190,135

Cash and cash equivalents	166,026	210,499
Securities available for sale	434,924	275,224
Loans receivable	1,371,645	1,421,568
Less: Allowance for loan losses	16,660	14,509

Net loans receivable	1,354,985	1,407,059
Regulatory stock, at cost	3,423	4,043
Bank premises and equipment, net	17,022	17,648
Bank owned life insurance	40,215	39,471
Foreclosed real estate owned	590	844
Accrued interest receivable	5,876	6,317
Goodwill	29,266	29,290
Other intangible assets	380	495
Other assets	24,991	18,946

TOTAL ASSETS	$2,077,698	$2,009,836

LIABILITIES
Deposits:
Non-interest bearing demand	$438,979	$415,395
Interest-bearing	1,342,798	1,269,793

Total deposits	1,781,777	1,685,188
Short-term borrowings	63,622	72,917
Other borrowings	26,844	39,366
Accrued interest payable	1,160	1,370
Other liabilities	17,489	15,888

TOTAL LIABILITIES	1,890,892	1,814,729
STOCKHOLDERS’ EQUITY
Preferred Stock, no par value per share, authorized 5,000,000 shares	—	—
Common Stock, $.10 par value per share, authorized: 20,000,000 shares, issued: 2022: 8,268,401 shares, 2021: 8,240,081 shares	827	824
Surplus	96,619	95,717
Retained earnings	114,845	97,201
Treasury stock, at cost: 2022: 65,089 shares, 2021: 21,568 shares	(1,760)	(656)
Accumulated other comprehensive (loss) income	(23,725)	2,021

TOTAL STOCKHOLDERS’ EQUITY	186,806	195,107

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,077,698	$2,009,836

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021
INTEREST INCOME
Loans receivable, including fees	$15,375	$16,146
Securities	1,894	1,112
Other	78	43

Total Interest income	17,347	17,301
INTEREST EXPENSE
Deposits	1,059	1,255
Short-term borrowings	48	69
Other borrowings	139	201

Total Interest expense	1,246	1,525

NET INTEREST INCOME	16,101	15,776
PROVISION FOR LOAN LOSSES	300	1,500

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	15,801	14,276
OTHER INCOME
Service charges and fees	1,470	1,247
Income from fiduciary activities	202	160
Net realized gains on sales of securities	—	21
Gains on sales of loans, net	—	29
Gains on sales of foreclosed real estate owned	427	3
Earnings and proceeds on life insurance policies	176	374
Other	1,063	158

Total other income	3,338	1,992
OTHER EXPENSES
Salaries and employee benefits	5,431	4,953
Occupancy, furniture and equipment	1,307	1,220
Data processing and related operations	628	603
Taxes, other than income	294	305
Professional fees	575	540
FDIC Insurance assessment	183	181
Foreclosed real estate	53	33
Amortization of intangibles	27	35
Other	1,659	1,585

Total other expenses	10,157	9,455
INCOME BEFORE TAX	8,982	6,813
INCOME TAX EXPENSE	1,854	1,271

NET INCOME	$7,128	$5,542

Basic earnings per share	$0.87	$0.68

Diluted earnings per share	$0.87	$0.67

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months Ended March 31	2022	2021
Net interest income	$16,101	$15,776
Net income	7,128	5,542
Net interest spread (fully taxable equivalent)	3.22%	3.46%
Net interest margin (fully taxable equivalent)	3.32%	3.59%
Return on average assets	1.39%	1.18%
Return on average equity	14.22%	11.39%
Return on average tangible equity	16.65%	13.42%
Basic earnings per share	$0.87	$0.68
Diluted earnings per share	$0.87	$0.67

As of March 31	2022	2021
Total assets	$2,077,698	$2,009,836
Total loans receivable	1,371,645	1,421,568
Allowance for loan losses	16,660	14,509
Total deposits	1,781,777	1,685,188
Stockholders’ equity	186,806	195,107
Trust assets under management	190,144	173,263
Book value per share	$22.99	$23.82
Tangible book value per share	$19.37	$20.20
Equity to total assets	8.99%	9.71%
Allowance to total loans receivable	1.21%	1.02%
Nonperforming loans to total loans	0.05%	0.22%
Nonperforming assets to total assets	0.06%	0.20%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	March 31 2022	December 31 2021	September 30 2021	June 30 2021	March 31 2021
ASSETS
Cash and due from banks	$22,394	$21,073	$28,353	$34,831	$20,364
Interest-bearing deposits with banks	143,632	185,608	191,580	170,342	190,135

Cash and cash equivalents	166,026	206,681	219,933	205,173	210,499
Securities available for sale	434,924	406,782	361,988	333,636	275,224
Loans receivable	1,371,645	1,354,931	1,371,002	1,386,654	1,421,568
Less: Allowance for loan losses	16,660	16,442	16,103	15,340	14,509

Net loans receivable	1,354,985	1,338,489	1,354,899	1,371,314	1,407,059
Regulatory stock, at cost	3,423	3,927	3,898	4,084	4,043
Bank owned life insurance	40,215	40,038	39,864	39,665	39,471
Bank premises and equipment, net	17,022	17,289	17,364	17,298	17,648
Foreclosed real estate owned	590	1,742	1,876	844	844
Goodwill and other intangibles	29,646	29,673	29,700	29,727	29,785
Other assets	30,867	23,883	24,169	23,823	25,263

TOTAL ASSETS	$2,077,698	$2,068,504	$2,053,691	$2,025,564	$2,009,836

LIABILITIES
Deposits:
Non-interest bearing demand	$438,979	$440,652	$442,534	$435,824	$415,395
Interest-bearing deposits	1,342,798	1,316,141	1,279,988	1,253,117	1,269,793

Total deposits	1,781,777	1,756,793	1,722,522	1,688,941	1,685,188
Borrowings	90,466	90,820	111,382	119,858	112,283
Other liabilities	18,649	15,629	17,179	16,266	17,258

TOTAL LIABILITIES	1,890,892	1,863,242	1,851,083	1,825,065	1,814,729
STOCKHOLDERS’ EQUITY	186,806	205,262	202,608	200,499	195,107

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,077,698	$2,068,504	$2,053,691	$2,025,564	$2,009,836

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

Three months ended	March 31 2022	December 31 2021	September 30 2021	June 30 2021	March 31 2021
INTEREST INCOME
Loans receivable, including fees	$15,375	$16,149	$16,859	$16,102	$16,146
Securities	1,894	1,612	1,468	1,356	1,112
Other	78	92	72	59	43

Total interest income	17,347	17,853	18,399	17,517	17,301
INTEREST EXPENSE
Deposits	1,059	1,130	1,167	1,205	1,255
Borrowings	187	227	243	259	270

Total interest expense	1,246	1,357	1,410	1,464	1,525

NET INTEREST INCOME	16,101	16,496	16,989	16,053	15,776
PROVISION FOR LOAN LOSSES	300	450	750	1,500	1,500

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	15,801	16,046	16,239	14,553	14,276
OTHER INCOME
Service charges and fees	1,470	1,425	1,485	1,532	1,247
Income from fiduciary activities	202	198	209	181	160
Net realized gains on sales of securities	—	36	35	—	21
Gains on sales of loans, net	—	—	39	109	29
Gains on sales of foreclosed real estate owned	427	—	31	2	3
Earnings and proceeds on life insurance policies	176	174	200	194	374
Other	1,063	188	160	171	158

Total other income	3,338	2,021	2,159	2,189	1,992
OTHER EXPENSES
Salaries and employee benefits	5,431	4,992	5,491	5,171	4,953
Occupancy, furniture and equipment, net	1,307	1,254	1,163	1,186	1,220
Foreclosed real estate	53	88	16	15	33
FDIC insurance assessment	183	169	177	154	181
Other	3,183	3,539	2,776	2,968	3,068

Total other expenses	10,157	10,042	9,623	9,494	9,455
INCOME BEFORE TAX	8,982	8,025	8,775	7,248	6,813
INCOME TAX EXPENSE	1,854	1,387	1,794	1,493	1,271

NET INCOME	$7,128	$6,638	$6,981	$5,755	$5,542

Basic earnings per share	$0.87	$0.81	$0.85	$0.70	$0.68

Diluted earnings per share	$0.87	$0.81	$0.85	$0.70	$0.67

Book Value per share	$22.99	$25.24	$24.90	$24.47	$23.82
Tangible Book Value per share	19.37	21.63	21.27	20.85	20.20
Return on average assets (annualized)	1.39%	1.26%	1.36%	1.15%	1.18%
Return on average equity (annualized)	14.22%	12.84%	13.50%	11.59%	11.39%
Return on average tangible equity (annualized)	16.65%	15.02%	15.78%	13.63%	13.42%
Net interest spread (fte)	3.22%	3.29%	3.49%	3.32%	3.46%
Net interest margin (fte)	3.32%	3.39%	3.61%	3.44%	3.59%
Allowance for loan losses to total loans	1.21%	1.21%	1.17%	1.11%	1.02%
Net charge-offs to average loans (annualized)	0.02%	0.03%	0.00%	0.19%	0.04%
Nonperforming loans to total loans	0.05%	0.05%	0.20%	0.28%	0.22%
Nonperforming assets to total assets	0.06%	0.12%	0.22%	0.24%	0.20%